Exhibit 99.1

Contact: Matthew Skelly

VP – Investor Relations

1845 Walnut Street

Philadelphia, PA 19103

(877) 280-2857

(215) 561-5692 (facsimile)

ATLAS PIPELINE PARTNERS, L.P.

REPORTS SECOND QUARTER 2013 RESULTS

•	Record processed gas volumes exceed 1.25 billion cubic feet per day (BCFD) in second quarter 2013

•	Adjusted EBITDA for second quarter 2013 was $86.3 million, a 75.9% increase year-over-year

•	Distributable Cash Flow for second quarter 2013 of $58.0 million, a 77.0% increase year-over-year

•	Partnership reaffirms 2013-2014 previously stated guidance

•	Previously announced distribution of $0.62 per common limited partner unit, a 10.7% increase year-over-year

•	WestOK 200 MMCFD expansion full after only 9 months in operation; Another 200 MMCFD expansion announced last month at WestTX

Philadelphia, PA, August 05, 2013 – Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL”, “Atlas Pipeline”, or the “Partnership”) today reported adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”), of $86.3 million for the second quarter of 2013, driven primarily by a continued increase in volumes across the Partnership’s gathering and processing systems. Processed natural gas volumes averaged 1,253 million cubic feet per day (“MMCFD”), an 84.0% increase over the second quarter of 2012. Distributable Cash Flow was $58.0 million for the second quarter of 2013, or $0.78 per average common limited partner unit, compared to $32.8 million for the prior year’s second quarter. The Partnership recognized net income of $10.1 million for the second quarter of 2013, compared with net income of $74.9 million for the prior year’s second quarter.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures, which are reconciled to their most directly comparable GAAP measures in the tables included at the end of this news release. The Partnership believes these measures provide a more accurate comparison of the operating results for the periods presented.

On July 23, 2013, the Partnership declared a distribution for the second quarter of 2013 of $0.62 per common limited partner unit to holders of record on August 7, 2013, which will be paid on August 14, 2013. This distribution represents Distributable Cash Flow coverage per limited partner unit of approximately 1.07x on a fully diluted basis for the second quarter of 2013.

Eugene Dubay, Chief Executive Officer of the Partnership, commented, “We reported solid results for the second quarter and were pleased to have raised our quarterly distribution more than 10% versus this period last year. Contributing to the increase was the much needed increased liquids takeaway capacity at our WestOK and WestTX systems and the start-up of the Driver plant in West Texas. We are very focused on aggressively pursuing opportunities in the second half of the year in all of our operating areas and, specifically, are excited to continue to integrate the new Arkoma and SouthTX assets that we have recently acquired to achieve their full operating potential.”

Capitalization and Liquidity

The Partnership had total liquidity (cash plus available capacity on its revolving credit facility) of $540.7 million as of June 30, 2013. Total debt outstanding was $1,635.8 million at June 30, 2013, compared to $1,179.9 million at December 31, 2012, an increase of $455.9 million. Based upon total debt outstanding at June 30, 2013, total leverage was approximately 4.8x for purposes of calculations under our revolving credit facility, and debt to total capital was 41%.

*    *    *

Risk Management

The Partnership continued enhancement of its risk management portfolio, adding further protection for 2013 through 2016. As of July 31, 2013, the Partnership has natural gas, natural gas liquids and condensate protection in place for the full years of 2013, 2014, and 2015 for approximately 71%, 72%, and 38% respectively, of associated margin value (exclusive of ethane). The Partnership has also begun to add to protection in 2016. Counterparties to the Partnership’s risk management activities consist of investment grade commercial banks that are lenders under the Partnership’s credit facility, or affiliates of those banks. A table summarizing the Partnership’s risk management portfolio as of July 31, 2013 is included in this release.

*    *    *

Operating Results

The Partnership continues to report record volumes, and with the addition of the SouthTX assets, is now processing, on average, over 1.25 billion cubic feet per day of natural gas per day. Gross margin from operations was $108.7 million for the second quarter 2013, compared to $60.8 million for the prior year period, led by increasing producer activity in APL’s area of operations. Gross margin, a non-GAAP financial measure, includes natural gas and liquids sales and transportation, processing and other fees, less purchased product costs and non-cash gains (or losses) included in these items. The higher gross margin for the quarter was primarily due to the increased volumes and expansions that have been completed on the WestOK, WestTX, and Velma systems, as well as the newly acquired Arkoma system and SouthTX system, and was partially offset by lower natural gas liquids (“NGL”) prices. The gross margin for the quarter does not include approximately $2.8 million of realized derivative settlement gains, which are excluded in the calculation of gross margin, compared to $2.0 million realized derivative settlement gains excluded from gross margin in the second quarter of 2012.

WestTX System

The WestTX system’s average natural gas processed volume was 313.5 MMCFD for the second quarter 2013, compared to 236.2 MMCFD for the second quarter of 2012. Increased volumes are primarily due to the April 12, 2013 completion of the Driver plant, which increased processing capacity on the WestTX system by 200 MMCFD. Average NGL production volumes were 39,901 barrels per day (“BPD”) for the second quarter 2013, a 21.8% increase from second quarter 2012. This system continues to operate in ethane rejection due to the value of ethane compared to residue natural gas. The Partnership expects processed volumes on this system to continue to increase as producers continue to pursue their drilling plans over the coming years.

WestOK System

The WestOK system had average natural gas processed volume of 483.5 MMCFD for the second quarter, a 53.1% increase from second quarter 2012. Average NGL production was 22,233 BPD for the second quarter 2013, a 54.6% increase from second quarter 2012, due to increased production on the gathering systems and the start-up of the Waynoka II plant in September 2012. The WestOK system is also operating in ethane rejection for economic reasons. The Partnership announced during the quarter that incremental NGL take-away from the Waynoka facilities became available on April 2, 2013 with the connection to DCP Midstream Partners, L.P.’s Southern Hills pipeline.

Velma System

The Velma system’s average natural gas processed volume was 132.7 MMCFD for the second quarter 2013, a 2.8% increase from second quarter 2012. The increase is primarily due to additional production gathered from continued producer activity in the liquids-rich portion of the Woodford Shale and Ardmore Basin. Average NGL production increased to 16,201 BPD for the second quarter 2013, up approximately 13.9% compared to second quarter 2012, due to the increase in overall processed volumes.

Arkoma System

The Partnership acquired the Arkoma system in December 2012 through the acquisition of Cardinal Midstream L.L.C. The assets acquired include gas gathering, processing and treating facilities in Arkansas, Louisiana, Oklahoma and Texas, including a 60% interest in a joint venture with MarkWest Energy Partners, L.P., known as Centrahoma Processing, LLC (“Centrahoma”). The Arkoma gathering and processing system is located in the Arkoma Basin in southeastern Oklahoma and had average natural gas processed volumes of 202.1 MMCFD and produced 25,590 BPD of NGLs during the second quarter of 2013. The Arkoma system has total gross name-plate processing capacity of 220 MMCFD, including the 120 MMCFD Tupelo plant, of which the Partnership owns 100%. The remaining processing capacity is owned by Centrahoma.

SouthTX System

The Partnership acquired the SouthTX system in April 2013 through the acquisition of TEAK Midstream L.L.C. The assets acquired include gas gathering and processing facilities and a co-generation facility located in south Texas within the Eagle Ford shale region. The SouthTX system has a total gross name-plate processing capacity of 200 MMCFD with the Silver Oak I plant, and will have a capacity of 400 MMCFD once the Silver Oak II plant goes into service, which is expected to be during first quarter 2014. The system had average natural gas processed volumes of 121.3 MMCFD and produced 15,041 BPD of NGLs during the second quarter of 2013.

Corporate and Other

Net of deferred financing costs, interest expense increased to $20.8 million for the second quarter of 2013, up 156.1% as compared with the second quarter of 2012. This increase was due to financing the Partnership’s acquisitions and capital expenditure program during 2012 and 2013, including the issuance of 6.625% senior unsecured notes due 2020 in September and December 2012, the February 2013 issuance of 5.875% senior unsecured notes due 2023, and the May 2013 issuance of 4.750% senior unsecured notes due 2021. The 5.875% senior unsecured notes due 2023 were issued in connection with the redemption of the Partnership’s 8.75% Senior Notes due 2018.

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Interested parties are invited to access the live webcast of an investor call with management regarding the Partnership’s second quarter 2013 results on Tuesday, August 6, 2013 at 10:00 am ET by going to the Investor Relations section of the Partnership’s website at www.atlaspipeline.com. An audio replay of the conference call will also be available beginning at 12:00 pm ET on Tuesday, August 6, 2013. To access the replay, dial 1-888-286-8010 and enter conference code 78328957.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 14 active gas processing plants, 18 gas treating facilities, as well as approximately 10,600 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 37% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Partners, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Atlas Pipeline does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in commodity process and local or national economic conditions and other risks detailed from time to time in Atlas Pipeline’s reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary(1)

(unaudited; in thousands except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Natural gas and liquids sales	$491,230	$238,801	$875,078	$528,026
Transportation, processing and other fees(2)	40,306	14,878	73,031	27,559
Derivative gain, net	27,107	67,847	15,024	55,812
Other income, net	2,296	2,588	5,718	5,003

Total revenues	560,939	324,114	968,851	616,400

Costs and expenses:
Natural gas and liquids cost of sales	424,216	195,103	749,756	428,208
Plant operating	24,147	14,600	45,418	28,481
Transportation and compression	623	212	1,211	476
General and administrative	9,110	7,505	18,524	16,472
General and administrative – non-cash unit-based compensation(3)	3,436	2,940	7,820	3,918
Other	18,370	(161)	18,900	(195)
Depreciation and amortization	46,383	21,712	76,841	42,554
Interest	22,581	9,269	41,267	17,977

Total costs and expenses	548,866	251,180	959,737	537,891

Equity income in joint ventures	(472)	1,917	1,568	2,813
Gain (loss) on asset sales and other	(1,519)	—	(1,519)	—
Loss on early extinguishment of debt	(19)	—	(26,601)	—

Income from continuing operations	10,063	74,851	(17,438)	81,322
Income tax benefit	28		37

Net income	10,091	74,851	(17,401)	81,322
Income attributable to non-controlling interests	(1,810)	(1,061)	(3,179)	(2,597)
Income unit imputed dividend effect	(6,729)	—	(6,729)	—
Preferred unit dividends	(5,341)	—	(5,341)	—

Net income attributable to common limited partners and the General Partner	$(3,789)	$73,790	$(32,650)	$78,725

Net income attributable to common limited partners per unit:
Basic and diluted:	$(0.11)	$1.30	$(0.57)	$1.37

Weighted average common limited partner units (basic)	74,340	53,646	69,520	53,633

Weighted average common limited partner units (diluted)	74,340	54,510	69,520	54,262

(1)	Based on the GAAP statements of operations to be included in Form 10-Q, with additional detail of certain items included.
(2)	Includes affiliate revenues related to transportation and processing provided to Atlas Resource Partners, L.P.
(3)	Non-cash costs associated with unit-based compensation, which have been reflected in the general and administrative costs and expenses, the category associated with the direct personnel cash costs in the GAAP statements of operations to be included in Form 10-Q. General and administrative also includes any compensation reimbursement to affiliates.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary (continued)

(unaudited; in thousands, except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Summary Cash Flow Data:
Cash provided by operating activities	$30,465	$21,784	$65,721	$64,531
Cash provided by (used in) investing activities	(1,107,853)	(84,551)	(1,216,244)	(182,827)
Cash provided by (used in) financing activities	1,090,208	62,856	1,168,206	118,385

Capital Expenditure Data:
Maintenance capital expenditures	$3,848	$4,000	$7,703	$8,510
Expansion capital expenditures	103,345	61,221	208,006	137,878
Acquisitions	1,000,785	19,454	1,000,785	36,689

Total	$1,107,978	$84,675	$1,216,494	$183,077

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited; in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$21,081	$3,398
Other current assets	294,940	216,677

Total current assets	316,021	220,075
Property, plant and equipment, net	2,623,078	2,200,381
Intangible assets, net	1,072,164	518,645
Investment in joint ventures	232,090	86,002
Other assets, net	60,821	40,535

	$4,304,174	$3,065,638

LIABILITIES AND EQUITY

Current liabilities	$304,816	$253,519
Long-term debt, less current portion	1,635,297	1,169,083
Deferred income taxes, net	35,513	30,258
Other long-term liability	6,387	6,370
Total partners’ capital	2,277,682	1,539,177
Non-controlling interest	44,479	67,231

Total equity	2,322,161	1,606,408

	$4,304,174	$3,065,638

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of net income to other non-GAAP measures(1):
Net income	$10,091	$74,851	$(17,401)	$81,322

Depreciation and amortization	46,383	21,712	76,841	42,554
Income tax benefit	(28)	—	(37)	—
Interest expense	22,581	9,269	41,267	17,977

EBITDA	79,027	105,832	100,670	141,853
Income attributable to non-controlling interests(2)	(1,810)	(1,061)	(3,179)	(2,597)
Non-controlling interest depreciation, amortization and interest(3)	(1,121)	—	(1,971)	—
Adjustment for cash flow from investment in joint ventures	2,272	(117)	2,032	787
Loss on asset disposition	1,519	—	1,519	—
Non-cash (gain) loss on derivatives	(24,263)	(64,741)	(10,544)	(54,045)
Acquisition costs	18,370	—	18,900	—
Premium expense on derivative instruments	3,745	3,984	7,020	7,736
Unrecognized economic impact of acquisitions	1,126	—	1,126	—
Loss on early termination of debt	19	—	26,601	—
Other non-cash losses(4)	7,428	5,163	11,844	6,413

Adjusted EBITDA	86,312	49,060	154,018	100,147
Interest expense	(22,581)	(9,269)	(41,267)	(17,977)
Amortization of deferred finance costs	1,739	1,130	3,283	2,295
Premium expense on derivative instruments	(3,745)	(3,984)	(7,020)	(7,736)
Other costs	—	(161)	—	(195)
Maintenance capital expenditures(5)	(3,713)	(4,000)	(7,527)	(8,510)

Distributable Cash Flow	$58,012	$32,776	$101,487	$68,024

(1)	EBITDA, Adjusted EBITDA and Distributable Cash Flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Partnership believes EBITDA, Adjusted EBITDA and Distributable Cash Flow provide additional information for evaluating the Partnership’s ability to make distributions to its common unit holders and the general partner, among other things. These measures are widely-used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also similar to the Consolidated EBITDA calculation utilized for the Partnership’s financial covenants under its credit facility, with the exception that Adjusted EBITDA includes non-cash items specifically excluded under the credit facility. EBITDA, Adjusted EBITDA and Distributable Cash Flow are not measures of financial performance under GAAP and, accordingly, should not be considered in isolation or as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.
(2)	Represents Anadarko Petroleum Corporation’s (“Anadarko” – NYSE: APC) non-controlling interest in the operating results of Atlas Pipeline Mid-Continent WestOk, LLC (“WestOK”) and Atlas Pipeline Mid-Continent WestTex, LLC (“WestTX”); and MarkWest’s non-controlling interest in Centrahoma.
(3)	Represents the depreciation, amortization and interest expense included in income attributable to non-controlling interest for MarkWest’s interest in Centrahoma.
(4)	Includes the non-cash impact of commodity price movements on pipeline linefill inventory, non-cash compensation and minimum volume adjustments on certain producer throughput contracts.
(5)	Net of non-controlling interest maintenance capital of $135 thousand and $176 thousand for the three and six months ended June 30, 2013, respectively.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Operating Highlights(1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Percent Change	2013	2012	Percent Change
Pricing (unhedged):
Weighted Average Market Prices:
NGL price per gallon – Conway hub	$0.75	$0.70	7.1%	$0.79	$0.82	(3.7)%
NGL price per gallon – Mt. Belvieu hub	0.80	0.94	(14.9)%	0.83	1.06	(21.7)%
Natural gas sales ($/MCF):
Velma	3.88	2.04	90.2%	3.53	2.29	54.1%
WestOK	3.84	2.09	83.7%	3.54	2.30	53.9%
WestTX	3.74	1.85	102.2%	3.45	2.18	58.3%
Weighted average	3.82	2.01	90.0%	3.59	2.26	58.8%
NGL sales ($/Gallon):
Arkoma	0.66	—	—	0.69	—	—
Velma	0.72	0.71	1.4%	0.75	0.82	(8.5)%
WestOK	0.96	0.79	21.5%	0.97	0.85	14.1%
WestTX	0.86	0.88	(2.3)%	0.89	1.03	(13.6)%
Weighted average	0.84	0.80	5.0%	0.84	0.92	(8.7)%
Condensate sales ($/barrel):
Arkoma	81.18	—	—	84.79	—	—
Velma	93.32	93.69	(0.4)%	93.36	98.52	(5.2)%
WestOK	84.53	85.41	(1.0)%	84.10	90.00	(6.6)%
WestTX	93.96	86.17	9.0%	91.97	91.11	0.9%
Weighted average	89.15	87.00	2.5%	88.09	91.95	(4.2)%

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Operating Highlights(1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Percent Change	2013	2012	Percent Change
Volumes:

Arkoma system(2):
Gathered gas volume (MCFD)	283,238	—	—	272,047	—	—
Processed gas volume(3) (MCFD)	202,113	—	—	201,709	—	—
Residue gas volume (MCFD)	208,163	—	—	208,004	—	—
Processed NGL volume (BPD)	25,590	—	—	22,736	—	—
Condensate volume (BPD)	152	—	—	156	—	—

SouthTX system:
Gathered gas volume (MCFD)	122,245	—	—	122,245	—	—
Processed gas volume(3) (MCFD)	121,338	—	—	121,338	—	—
Residue gas volume (MCFD)	96,606	—	—	96,606	—	—
Processed NGL volume (BPD)	15,041	—	—	15,041	—	—
Condensate volume (BPD)	65	—	—	65	—	—

Velma system:
Gathered gas volume (MCFD)	139,736	136,553	2.3%	135,276	132,888	1.8%
Processed gas volume(3) (MCFD)	132,699	129,070	2.8%	129,058	125,987	2.4%
Residue gas volume (MCFD)	111,487	106,424	4.8%	106,888	103,380	3.4%
Processed NGL volume (BPD)	16,201	14,220	13.9%	15,105	13,931	8.4%
Condensate volume (BPD)	384	434	(11.5)%	394	499	(21.0)%

WestOK system:
Gathered gas volume (MCFD)	506,487	336,377	50.6%	479,577	315,787	51.9%
Processed gas volume(3) (MCFD)	483,504	315,753	53.1%	454,628	297,529	52.8%
Residue gas volume (MCFD)	444,670	291,225	52.7%	420,815	271,582	54.9%
Processed NGL volume (BPD)	22,233	14,379	54.6%	19,258	14,220	35.4%
Condensate volume (BPD)	1,949	1,209	61.2%	1,959	1,307	49.9%

WestTX system(2):
Gathered gas volume (MCFD)	352,865	267,395	32.0%	332,829	256,867	29.6%
Processed gas volume(3) (MCFD)	313,504	236,213	32.7%	297,220	233,359	27.4%
Residue gas volume (MCFD)	229,777	164,593	39.6%	219,889	162,308	35.5%
Processed NGL volume (BPD)	39,901	32,755	21.8%	36,591	32,928	11.1%
Condensate volume (BPD)	1,993	1,941	2.7%	1,516	1,440	5.3%

Barnett system:
Gathered gas volumes (MCFD)	20,081	23,988	(16.3)%	20,737	23,988	(13.6)%

Tennessee system:
Gathered gas volumes (MCFD)	8,166	8,348	(2.2)%	8,826	8,286	6.5%

West Texas LPG Partnership(2)
Average NGL volumes (BPD)	252,886	243,708	3.8%	248,779	243,013	2.4%

Consolidated Volumes:
Gathered gas volume (MCFD)	1,432,818	772,661	85.4%	1,371,537	737,816	85.9%
Processed gas volume (MCFD)	1,253,158	681,036	84.0%	1,203,953	656,875	83.3%
Residue gas volume (MCFD)	1,090,703	562,242	94.0%	1,052,202	537,270	95.8%
Processed NGL volume (BPD)	118,966	61,354	93.9%	108,731	61,079	78.0%
Condensate volume (BPD)	4,543	3,584	26.8%	4,090	3,246	26.0%

(1)	“MCF” represents thousand cubic feet; “MCFD” represents thousand cubic feet per day; “BPD” represents barrels per day.
(2)	Operating data for the Arkoma and WestTX systems and for West Texas LPG Partnership represents 100% of operating activity.
(3)	Processed gas volumes include volumes offloaded and processed by third parties as well as volumes bypassed and delivered as residue gas.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Current Commodity Risk Management Positions

(as of July 31, 2013)

Note: The natural gas, natural gas liquid and condensate price risk management positions shown below represent the contracts in place through December 31, 2016. APL’s price risk management position in its entirety will be disclosed in the Partnership’s Form 10-Q. NGL contracts are traded at Mt. Belvieu unless otherwise disclosed.

SWAP CONTRACTS

NATURAL GAS LIQUIDS HEDGES

Production Period	Purchased /Sold	Commodity	Gallons	Avg. Fixed Price
3Q13	Sold	Propane	12,726,000	1.25
3Q13	Sold	Propane – Conway	1,260,000	1.06
4Q13	Sold	Propane	16,254,000	1.20
4Q13	Sold	Propane – Conway	1,260,000	1.06
4Q13	Sold	Normal Butane	1,260,000	1.31
1Q14	Sold	Propane	15,624,000	0.98
1Q14	Sold	Iso Butane	1,260,000	1.26
1Q14	Sold	Normal Butane	1,260,000	1.28
1Q14	Sold	Natural Gasoline	1,890,000	2.01
2Q14	Sold	Propane	12,852,000	0.94
2Q14	Sold	Iso Butane	2,520,000	1.25
2Q14	Sold	Normal Butane	2,520,000	1.38
2Q14	Sold	Natural Gasoline	3,780,000	1.93
3Q14	Sold	Propane	8,190,000	0.97
3Q14	Sold	Iso Butane	1,260,000	1.26
3Q14	Sold	Normal Butane	1,260,000	1.50
3Q14	Sold	Natural Gasoline	3,150,000	1.93
4Q14	Sold	Propane	8,190,000	0.98
4Q14	Sold	Iso Butane	1,260,000	1.26
4Q14	Sold	Normal Butane	1,260,000	1.53
4Q14	Sold	Natural Gasoline	3,150,000	1.93
1Q15	Sold	Propane	7,686,000	0.95
1Q15	Sold	Natural Gasoline	2,142,000	1.91
2Q15	Sold	Propane	8,064,000	0.92
2Q15	Sold	Natural Gasoline	630,000	1.97
3Q15	Sold	Propane	378,000	0.93
3Q15	Sold	Natural Gasoline	630,000	1.97
4Q15	Sold	Propane	3,528,000	0.96
4Q15	Sold	Natural Gasoline	630,000	1.97

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Current Commodity Risk Management Positions

(as of July 31, 2013)

SWAP CONTRACTS

CONDENSATE HEDGES

Production Period	Purchased/Sold	Commodity	Barrels	Avg. Fixed Price
3Q13	Sold	Crude Oil	78,000	97.08
4Q13	Sold	Crude Oil	75,000	96.66
1Q14	Sold	Crude Oil	93,000	95.45
2Q14	Sold	Crude Oil	99,000	93.29
3Q14	Sold	Crude Oil	75,000	89.86
4Q14	Sold	Crude Oil	45,000	88.16
1Q15	Sold	Crude Oil	15,000	85.13
2Q15	Sold	Crude Oil	15,000	85.13
3Q15	Sold	Crude Oil	15,000	85.13
4Q15	Sold	Crude Oil	15,000	85.13

NATURAL GAS HEDGES

Production Period	Purchased/Sold	Commodity	MMBTUs	Avg. Fixed Price
3Q13	Sold	Natural Gas	1,530,000	3.62
4Q13	Sold	Natural Gas	1,570,000	3.75
1Q14	Sold	Natural Gas	1,650,000	3.97
2Q14	Sold	Natural Gas	2,650,000	3.89
3Q14	Sold	Natural Gas	4,000,000	3.95
4Q14	Sold	Natural Gas	4,300,000	4.08
1Q15	Sold	Natural Gas	3,865,000	4.30
2Q15	Sold	Natural Gas	3,865,000	4.17
3Q15	Sold	Natural Gas	3,865,000	4.20
4Q15	Sold	Natural Gas	3,565,000	4.27
1Q16	Sold	Natural Gas	1,500,000	4.45
2Q16	Sold	Natural Gas	750,000	4.36
3Q16	Sold	Natural Gas	750,000	4.36
4Q16	Sold	Natural Gas	750,000	4.36

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Current Commodity Risk Management Positions

(as of July 31, 2013)

OPTION CONTRACTS

NGL OPTIONS

Production Period	Purchased/Sold	Type	Commodity	Gallons	Avg. Strike Price
3Q13	Purchased	Put	Normal Butane	3,528,000	1.6440
3Q13	Purchased	Put	Iso Butane	1,512,000	1.6637
3Q13	Purchased	Put	Natural Gasoline	6,300,000	2.0901
4Q13	Purchased	Put	Normal Butane	3,780,000	1.6613
4Q13	Purchased	Put	Iso Butane	1,512,000	1.6622
4Q13	Purchased	Put	Natural Gasoline	6,552,000	2.0933
1Q14	Purchased	Put	Iso Butane	1,260,000	1.2225
2Q14	Purchased	Put	Propane	630,000	0.8880
3Q14	Purchased	Put	Propane	630,000	0.8975
4Q14	Purchased	Put	Propane	630,000	0.9200
3Q15	Purchased	Put	Propane	1,260,000	0.8825

CRUDE OPTIONS

Production Period	Purchased/Sold	Type	Commodity	Barrels	Avg. Strike Price
3Q13	Purchased	Put	Crude Oil	72,000	100.1000
4Q13	Purchased	Put	Crude Oil	75,000	100.1000
1Q14	Purchased	Put	Crude Oil	181,500	100.9690
2Q14	Purchased	Put	Crude Oil	60,000	88.9100
3Q14	Purchased	Put	Crude Oil	90,000	89.9133
4Q14	Purchased	Put	Crude Oil	117,000	91.5692
1Q15	Purchased	Put	Crude Oil	45,000	91.3333
2Q15	Purchased	Put	Crude Oil	75,000	89.4900
3Q15	Purchased	Put	Crude Oil	75,000	88.5900
4Q15	Purchased	Put	Crude Oil	75,000	88.1500

NATURAL GAS OPTIONS

Production Period	Purchased/Sold	Type	Commodity	MMBTUs	Avg. Strike Price
2Q 2014	Purchased	Put	Natural Gas	300,000	4.10
3Q 2014	Purchased	Put	Natural Gas	300,000	4.15